Exhibit 99.1

ANNEX A

THE TRUST STUDENT LOAN POOL

The trust student loans owned by the trust were originally selected from a portfolio of consolidation student loans owned by Student Loan Marketing Association by employing several criteria, including requirements that each trust student loan as of the original statistical cutoff date (and with respect to each additional trust student loan as of its related subsequent cutoff date):

•
was guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	was more than 30 days past the final disbursement;

•	was not more than 210 days past due;

•	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	had special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

No trust student loan as of the applicable cutoff date was subject to any prior obligation to sell that loan to a third party.

Unless otherwise specified, all information with respect to the trust student loans is presented as of November 30, 2017, which is the statistical disclosure date.

The following tables provide a description of specified characteristics of the trust student loans as of the statistical disclosure date.  The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $2,833,755 to be capitalized as of the statistical disclosure date.  Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding.  The following tables also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans.  For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan.  The following tables reflect those loan segments within the number of loans.  In addition, 14 borrowers have more than one trust student loan.

The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical disclosure date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans and in rates of principal reduction.  Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the statistical disclosure date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or the granting of deferment and forbearance periods.

The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of initial trust student loans.

Percentages and dollar amounts in any table may not total 100% of the initial trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE TRUST STUDENT LOANS AS OF
THE STATISTICAL DISCLOSURE DATE

Aggregate Outstanding Principal Balance	$923,708,294
Aggregate Outstanding Principal Balance – Treasury Bill	$92,920,507
Percentage of Aggregate Outstanding Principal Balance – Treasury Bill	10.06%
Aggregate Outstanding Principal Balance – One-Month LIBOR	$830,772,295
Percentage of Aggregate Outstanding Principal Balance – One-Month LIBOR	89.94%
Number of Borrowers	33,195
Average Outstanding Principal Balance Per Borrower	$27,827
Number of Loans	57,870
Average Outstanding Principal Balance Per Loan – Treasury Bill	$27,887
Average Outstanding Principal Balance Per Loan – One-Month LIBOR	$15,233
Weighted Average Remaining Term to Scheduled Maturity	180 months
Weighted Average Annual Interest Rate	4.78%

We determined the weighted average remaining term to maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See Appendix A to the preliminary remarketing memorandum.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments.  The weighted average spread for special allowance payments to the 91-day Treasury bill rate was 3.13% as of the statistical disclosure date.

The weighted average spread for special allowance payments to the one-month LIBOR rate was 2.64% as of the statistical disclosure date.  See “Special Allowance Payments” in Appendix A to the preliminary remarketing memorandum.

For these purposes, the 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY BORROWER INTEREST RATES AS OF THE STATISTICAL
DISCLOSURE DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%	9,752	$142,444,116	15.4%
3.01% to 3.50%	10,607	142,715,740	15.5
3.51% to 4.00%	9,670	146,449,652	15.9
4.01% to 4.50%	12,595	169,303,358	18.3
4.51% to 5.00%	4,130	63,078,481	6.8
5.01% to 5.50%	1,035	19,814,360	2.1
5.51% to 6.00%	1,053	20,892,912	2.3
6.01% to 6.50%	1,447	27,411,748	3.0
6.51% to 7.00%	2,015	38,643,536	4.2
7.01% to 7.50%	672	16,299,724	1.8
7.51% to 8.00%	1,720	41,001,589	4.4
8.01% to 8.50%	1,665	42,910,625	4.6
Equal to or greater than 8.51%	1,509	52,742,453	5.7

Total	57,870	$923,708,294	100.0%

We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical disclosure date.  Because trust student loans with different interest rates are likely to be repaid at different rates, this information is not likely to remain applicable to the trust student loans after the statistical disclosure date.  See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools – The Student Loan Marketing Association’s Student Loan Financing Business” in the prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY
OUTSTANDING PRINCIPAL BALANCE PER BORROWER
AS OF THE STATISTICAL DISCLOSURE DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	6,196	$13,146,080	1.4%
$5,000.00-$ 9,999.99	5,954	44,790,517	4.8
$10,000.00-$14,999.99	4,171	51,001,876	5.5
$15,000.00-$19,999.99	2,934	51,148,178	5.5
$20,000.00-$24,999.99	2,385	53,451,962	5.8
$25,000.00-$29,999.99	1,895	51,849,845	5.6
$30,000.00-$34,999.99	1,396	45,282,541	4.9
$35,000.00-$39,999.99	1,164	43,548,905	4.7
$40,000.00-$44,999.99	1,025	43,438,958	4.7
$45,000.00-$49,999.99	819	38,863,139	4.2
$50,000.00-$54,999.99	685	35,901,328	3.9
$55,000.00-$59,999.99	555	31,926,837	3.5
$60,000.00-$64,999.99	484	30,190,486	3.3
$65,000.00-$69,999.99	420	28,342,687	3.1
$70,000.00-$74,999.99	377	27,340,438	3.0
$75,000.00-$79,999.99	289	22,383,869	2.4
$80,000.00-$84,999.99	283	23,278,396	2.5
$85,000.00-$89,999.99	211	18,448,914	2.0
$90,000.00-$94,999.99	194	17,938,255	1.9
$95,000.00-$99,999.99	195	18,978,826	2.1
$100,000.00 and above	1,563	232,456,257	25.2

Total	33,195	$923,708,294	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY DELINQUENCY STATUS AS OF THE
STATISTICAL DISCLOSURE DATE

Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-30 days	55,655	$874,117,404	94.6%
31-60 days	874	17,313,847	1.9
61-90 days	379	7,888,034	0.9
91-120 days	234	5,572,303	0.6
121-150 days	157	3,951,357	0.4
151-180 days	109	3,143,424	0.3
181-210 days	103	2,143,908	0.2
Greater than 210 days	359	9,578,017	1.0

Total	57,870	$923,708,294	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY REMAINING TERM TO SCHEDULED MATURITY
AS OF THE STATISTICAL DISCLOSURE DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	123	$56,275	*
4 to 12	1,692	1,135,910	0.1%
13 to 24	3,354	4,212,144	0.5
25 to 36	2,232	6,981,765	0.8
37 to 48	2,002	8,875,150	1.0
49 to 60	2,372	12,371,558	1.3
61 to 72	5,026	27,563,056	3.0
73 to 84	5,497	33,565,765	3.6
85 to 96	2,708	22,902,316	2.5
97 to 108	2,069	21,227,914	2.3
109 to 120	2,373	28,170,392	3.0
121 to 132	5,093	81,731,691	8.8
133 to 144	4,906	80,328,773	8.7
145 to 156	2,404	48,299,097	5.2
157 to 168	1,587	35,751,980	3.9
169 to 180	1,482	35,623,952	3.9
181 to 192	2,627	67,120,516	7.3
193 to 204	3,148	84,667,600	9.2
205 to 216	1,394	45,014,398	4.9
217 to 228	1,289	47,820,077	5.2
229 to 240	1,244	50,756,089	5.5
241 to 252	781	35,953,452	3.9
253 to 264	688	34,186,403	3.7
265 to 276	473	24,023,054	2.6
277 to 288	353	19,130,237	2.1
289 to 300	305	18,226,094	2.0
301 to 312	294	20,682,871	2.2
313 to 324	53	3,679,899	0.4
325 to 336	67	4,801,721	0.5
337 to 348	55	4,473,626	0.5
349 to 360	98	8,147,874	0.9
361 and above	81	6,226,646	0.7

Total	57,870	$923,708,294	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

We have determined the number of months remaining to scheduled maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools – The Student Loan Marketing Association’s Student Loan Financing Business” in the prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY CURRENT BORROWER PAYMENT STATUS
AS OF THE STATISTICAL DISCLOSURE DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferment	1,847	$35,473,025	3.8%
Forbearance	4,060	88,161,433	9.5
Repayment
First year in repayment	500	18,854,877	2.0
Second year in repayment	616	24,020,469	2.6
Third year in repayment	618	20,956,900	2.3
More than 3 years in repayment	50,229	736,241,588	79.7

Total	57,870	$923,708,294	100.0%

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical disclosure date.  The borrower:

•	may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

•	may be currently required to repay the loan – repayment.

See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools – The Student Loan Marketing Association’s Student Loan Financing Business” in the prospectus.

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 120.1 calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical disclosure date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN
STATUS OF THE TRUST STUDENT LOANS BY
CURRENT BORROWER PAYMENT STATUS AS OF THE
STATISTICAL DISCLOSURE DATE

	Scheduled Months in Status Remaining
Current Borrower Payment Status	Deferment	Forbearance	Repayment
Deferment	18.8	-	210.2
Forbearance	-	3.1	196.1
Repayment	-	-	175.6

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferment or forbearance periods that may be granted in the future.  Of the $35,473,025 aggregate outstanding principal balance of the trust student loans in deferment as of the statistical disclosure date, $26,152,145 or approximately 73.7% of such loans are to borrowers who had not graduated as of that date.  We expect that a significant portion of these loans could qualify for additional deferments or forbearances at the end of their current deferment periods as the related borrowers continue their education beyond their current degree programs.  As a result, the overall duration of any applicable deferment and forbearance periods as well as the likelihood of future deferment and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans.  See Appendix A to the preliminary remarketing memorandum.

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS
AS OF THE STATISTICAL DISCLOSURE DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	287	$5,256,469	0.6%
Alaska	96	1,745,727	0.2
Arizona	1,247	23,504,392	2.5
Arkansas	184	3,115,127	0.3
California	6,237	111,190,796	12.0
Colorado	1,106	19,464,497	2.1
Connecticut	717	9,617,114	1.0
Delaware	116	2,300,859	0.2
District of Columbia	247	4,175,112	0.5
Florida	8,683	121,921,746	13.2
Georgia	1,474	25,328,157	2.7
Hawaii	216	4,261,558	0.5
Idaho	223	3,284,587	0.4
Illinois	1,678	23,846,698	2.6
Indiana	1,101	15,862,415	1.7
Iowa	337	4,096,541	0.4
Kansas	1,064	15,380,415	1.7
Kentucky	333	4,964,822	0.5
Louisiana	944	16,709,740	1.8
Maine	122	1,720,740	0.2
Maryland	1,174	21,132,305	2.3
Massachusetts	1,543	19,854,721	2.1
Michigan	919	15,717,959	1.7
Minnesota	923	13,963,225	1.5
Mississippi	245	5,280,713	0.6
Missouri	1,272	19,890,136	2.2
Montana	132	2,478,689	0.3
Nebraska	168	2,277,874	0.2
Nevada	373	6,567,018	0.7
New Hampshire	233	3,056,989	0.3
New Jersey	1,393	20,441,882	2.2
New Mexico	203	3,642,602	0.4
New York	3,712	53,625,533	5.8
North Carolina	1,167	17,850,175	1.9
North Dakota	46	704,830	0.1
Ohio	4,574	82,379,280	8.9
Oklahoma	686	11,328,025	1.2
Oregon	945	16,449,449	1.8
Pennsylvania	1,383	21,500,272	2.3
Rhode Island	121	1,936,943	0.2
South Carolina	391	7,122,318	0.8
South Dakota	55	999,521	0.1
Tennessee	737	13,788,311	1.5
Texas	3,995	64,059,709	6.9
Utah	236	5,369,404	0.6
Vermont	82	1,211,565	0.1
Virginia	1,473	21,144,773	2.3
Washington	2,129	32,893,187	3.6
West Virginia	184	3,060,466	0.3
Wisconsin	440	5,778,797	0.6
Wyoming	50	713,569	0.1
Other	474	9,740,542	1.1

Total	57,870	$923,708,294	100.0%

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer’s records as of the statistical disclosure date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments.  Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan.  The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance.  Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

The servicer makes available to borrowers of student loans it holds (including the trust student loans) payment terms that may result in the lengthening of the remaining term of the student loans.  For example, not all of the loans sold to the trust provide for level payments throughout the repayment term of the loans.  Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans.  Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis.  The servicer also offers an income-sensitive repayment plan, under which repayments are based on the borrower’s income.  Under that plan, ultimate repayment may be delayed up to five years.  Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans.  These programs are applicable to the trust student loans and may be offered by the servicer to related borrowers at its discretion.

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REPAYMENT
TERMS AS OF THE STATISTICAL DISCLOSURE DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment	31,202	$389,643,122	42.2%
Other Repayment Options(1)	22,216	402,616,901	43.6
Income-driven Repayment(2)	4,452	131,448,271	14.2

Total	57,870	$923,708,294	100.0%

(1)	Includes, among others, graduated repayment and interest-only period loans.

(2)	Includes income sensitive and income based repayment.

With respect to interest-only loans, as of the statistical disclosure date, there are 681 loans with an aggregate outstanding principal balance of $21,741,659 currently in an interest-only period.  These interest-only loans represent approximately 2.4% of the aggregate outstanding principal balance of the trust student loans.  Interest-only periods range up to 48 months in overall length.

The servicer may in the future offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the statistical disclosure date.  If repayment terms are offered to and accepted by those borrowers, the weighted average life of the securities could be lengthened.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN
TYPE AS OF THE STATISTICAL DISCLOSURE DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	28,636	$387,736,248	42.0%
Unsubsidized	29,234	535,972,046	58.0

Total	57,870	$923,708,294	100.0%

The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY DATE OF DISBURSEMENT AS OF
THE STATISTICAL DISCLOSURE DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
September 30, 1993 and earlier	834	$26,405,441	2.9%
October 1, 1993 through June 30, 2006	57,036	897,302,852	97.1
July 1, 2006 and later	0	0	0.0

Total	57,870	$923,708,294	100.0%

Guaranty Agencies for the Trust Student Loans.  The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY GUARANTY AGENCY AS OF
THE STATISTICAL DISCLOSURE DATE

Name of Guaranty Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
American Student Assistance	1,816	$19,809,469	2.1%
College Assist	39	783,039	0.1
Educational Credit Management Corporation	1,343	23,952,172	2.6
Florida Off Of Student Fin'l Assistance	9,714	119,584,652	12.9
Great Lakes Higher Education Corporation	1,026	20,125,305	2.2
Illinois Student Assistance Comm	1,401	18,200,594	2.0
Kentucky Higher Educ. Asst. Auth.	240	2,842,121	0.3
Louisiana Office Of Student Financial Asst	335	4,824,824	0.5
Michigan Guaranty Agency	614	7,557,956	0.8
Nebraska National Student Loan Program	8	232,935	*
New Jersey Higher Ed Student Assistance Authority	2,860	34,924,064	3.8
New York State Higher Ed Services Corp	6,290	84,124,451	9.1
Northwest Education Loan Association	4,129	55,145,219	6.0
Oklahoma Guaranteed Stud Loan Prog	484	7,119,451	0.8
Pennsylvania Higher Education Assistance Agency	4,052	58,987,250	6.4
Texas Guaranteed Student Loan Corp	3,640	55,858,232	6.0
United Student Aid Funds, Inc.	19,879	409,636,560	44.3

Total	57,870	$923,708,294	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

SIGNIFICANT GUARANTOR INFORMATION

The information shown for the Significant Guarantors relates to all student loans, including but not limited to initial trust student loans, guaranteed by the Significant Guarantors.

We obtained the following information from various sources, including from the related Significant Guarantor and/or from the Department of Education. None of the depositor, the sellers, the servicer, their affiliates or the remarketing agents has audited or independently verified this information for accuracy or completeness.

UNITED STUDENT AID FUNDS, INC.

United Student Aid Funds, Inc. (“USAF”) was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960.  In accordance with its Certificate of Incorporation, USAF: (i) maintains facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students attending approved educational institutions; (ii) guaranteed education loans made pursuant to certain loan programs under the Higher Education Act, as well as loans made under certain private loan programs; and (iii) serves as the designated guarantor for education-loan programs under the Higher Education Act of 1965, as amended (“the Act”) in Arizona, Hawaii and certain Pacific Islands, Indiana, Kansas, Maryland, Mississippi, Nevada and Wyoming.

USAF contracts with Navient Solutions, LLC and Student Assistance Corporation. Student Assistance Corporation is a wholly owned subsidiary of Navient Solutions, LLC.  Navient Solutions, LLC and its subsidiaries are not sponsored by nor are they agencies of the United States of America.

USAF is the sole member of the Northwest Education Loan Association, a guarantor serving the states of Washington, Idaho and the Northwest.  USAF, Inc. became a member of Great Lakes Higher Education Corporation, Affiliate Group, effective January 1, 2017.

For the purpose of providing loan guarantees under the Act, USAF has entered into various agreements (collectively, the “Federal Reinsurance Agreements”) with the U.S. Secretary of Education (the “Secretary”). Pursuant to the Federal Reinsurance Agreements, USAF serves as a “guaranty agency” as defined in Section 435(j) of the Act. The Act allows the Secretary, after giving the guaranty agency notice and the opportunity for a hearing, to terminate the Federal Reinsurance Agreements if the Secretary determines that the administrative or financial condition of the guaranty agency jeopardizes the agency’s continued ability to perform its responsibilities under its guaranty agreement, it is necessary to protect the federal financial interest, or to ensure the continued availability of loans to student- or parent- borrowers.

Reinsurance is paid to USAF by the Secretary in accordance with a formula based on the annual default rate of loans guaranteed by USAF under the Act and the disbursement date of loans. The rate of reinsurance ranges from 100 percent to 75 percent of USAF’s losses on default-claim payments made to lenders. The Consolidated Appropriations Act of 2016 provided for 100 percent reinsurance on all FFEL Program claims purchased beginning December 2015 and beyond.  Prior to that, the Higher Education Amendments of 1998 (the “1998 Reauthorization Law”) reduced the reinsurance coverage for loans in default made on or after Oct. 1, 1998, to a range from 95 percent to 75 percent based upon the annual default claims rate of the guaranty agency. Reinsurance on non-default claims remains at 100 percent.

The 1998 Reauthorization Law requires guaranty agencies to establish two (2) separate funds, a federal reserve fund (property of the United States) and an agency operating fund (property of the guaranty agency). The federal reserve fund is to be used to pay lender claims and to pay a default-aversion fee to the agency operating fund. The agency operating fund is to be used by the guaranty agency to pay its operating expenses.

On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), which ended the origination and guarantee of new loans under the Federal Family Education Loan Program, effective for loans whose first disbursement was after June 30, 2010. As a result of the statute, USAF will continue to administer a portfolio of outstanding FFELP loans, but no longer may guarantee new federal student loans.

As of September 30, 2015, USAF held net assets on behalf of the federal reserve fund of approximately $130 million. Through September 30, 2015, the outstanding, unpaid, aggregate amount of principal and interest on loans that had been directly guaranteed by USAF under the Federal Family Education Loan Program was approximately $51.8 billion.  Also, as of September 30, 2015, USAF had operating fund assets totaling almost $1.3 billion, which includes the $130 million of net assets held on behalf of the Federal Reserve Fund.

USAF’s “reserve ratio” complies with the Department of Education definition, which is determined by dividing the fund balance reserves in a guarantor’s federal reserve fund, by the total amount of loans outstanding. Following this formula, the reserve ratio for the federal reserve fund administered by USAF for the last five fiscal years for which information was available, was as follows:

	Reserve Ratio
	Federal Fiscal Year
Guarantor	2011	2012	2013	2014	2015
United Student Aid Funds, Inc.	0.394%	0.354%	0.313%	0.277%	0.251%

USAF’s “recovery rate,” which provides a measure of the effectiveness of the collection efforts against defaulted borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by USAF during the fiscal year by the aggregate amount of default claims paid by USAF outstanding at the end of the prior fiscal year. For the last five fiscal years for which information was available, the “recovery rate” was as follows:

	Recovery Rate
	Federal Fiscal Year
Guarantor	2011	2012	2013	2014	2015
United Student Aid Funds, Inc.	32.17%	31.82%	30.55%	32.01%	34.93%

USAF’s “loss rate” represents the percentage of claims purchased from lenders but not covered by reinsurance. For the last five fiscal years for which information was available, the “loss rate” was as follows:

	Loss Rate
	Federal Fiscal Year
Guarantor	2011	2012	2013	2014	2015
United Student Aid Funds, Inc.	4.71%	4.73%	4.74%	4.73%	4.71%

In addition, USAF’s “claims rate” represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year, less amounts remitted to the Secretary for defaulted loans that are rehabilitated relative to USAF’s existing portfolio of loans in repayment at the end of the prior fiscal year. For the last five fiscal years for which information was available, the “claims rate” was as follows:

	Claims Rate
	Federal Fiscal Year
Guarantor	2011	2012	2013	2014	2015
United Student Aid Funds, Inc.	1.69%	1.58%	1.41%	1.48%	0.60%

USAF is headquartered in Fishers, Indiana. USAF will provide a copy of its most recent annual report upon receipt of a written request directed to its headquarters at P.O. Box 6028, Indianapolis, Indiana 46206-6028, Attention:  Vice President, Corporate and Marketing Communications.

FLORIDA OFFICE OF STUDENT FINANCIAL ASSISTANCE

The Department of Education (Department), Office of Student Financial Assistance (OSFA), administers the Federal Family Education Loan Program (FFELP) that provides low-cost educational loans to assist students and their parents in paying for the cost of higher education.  OSFA is the designated guaranty agency for the State of Florida, for all loans with first disbursement prior to July 1, 2010, and utilizes the FFELP System, a mainframe-based student loan information system administered by the Northwest Regional Data Center (NWRDC).  The FFELP System, in the past, based on specified criteria, determined whether an educational loan will be guaranteed and, if guaranteed, maintained information relating to the loan.

The Department established OSFA pursuant to Section 1001.20(4)(d), Florida Statutes.  By law, OSFA is responsible for providing access to and administering State and Federal grants, scholarships, and loans to those students seeking financial assistance for postsecondary study pursuant to program criteria and eligibility requirements.

FFELP provided and manages low-cost educational loans authorized by the Higher Education Act to assist students and their parents in paying for the cost of higher education.  Prior to July, 2010, through FFELP, private lenders made federally guaranteed student loans to parents and students.  Commercial lenders (e.g., Navient) used their private capital to finance loans under FFELP but received subsidies from the Federal Government.  Upon approval of the application, a FFELP loan was made to the student (borrower) by a participating financial institution.  To protect the financial institution from loss in the event of the borrower’s death, disability, or default, the loan was guaranteed by a guarantor.

Nonprofit and state guaranty agencies were established to guarantee student loans made by lenders under FFELP.  The Department, through the business users within OSFA’s program office, served as the State of Florida guaranty agency for FFELP and provided certain administrative and oversight functions, while the United States Department of Education provided reinsurance to the guaranty agency.

Beginning July 1, 2010, all new student loans were made under the Direct Loan Program whereby the Federal Government lends directly to students.  OSFA continues to use the FFELP System to manage and maintain information related to all FFELP loans with first disbursements prior to July 1, 2010, and provide customer service to schools, lenders, and borrowers through default prevention, collections, and dissemination of information.

The FFELP System resides on a mainframe computer located at the Northwest Regional Data Center (NWRDC).  The Department uses, among other things, mainframe security software to control access to the FFELP System, including application programs and data files.

As of September 30, 2014, OSFA held net assets on behalf of the Federal Reserve Fund of approximately $19,861,865. Through September 30, 2014, the outstanding, unpaid, aggregate amount of principal and interest on loans that had been directly guaranteed by OSFA under the Federal Family Education Loan Program was approximately $1,651,811,788. Also, as of September 30, 2014, OSFA had Operating Fund assets totaling almost $41,463,446.

OSFA’s “reserve ratio” complies with the U.S. Department of Education definition, which is determined by dividing the fund balance reserves in a guarantor’s Federal Reserve Fund by the total amount of loans outstanding.  Following this formula, the reserve ratio for the Federal Reserve Fund administered by OSFA for the last five fiscal years was as follows:

Fiscal Year	Reserve Ratio
2014	1.20%
2013	1.07%
2012	1.02%
2011	0.99%
2010	0.92%

OSFA’s “recovery rate,” which provides a measure of the effectiveness of the collection efforts against defaulted borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by OSFA during the fiscal year by the aggregate amount of default claims paid by OSFA outstanding at the end of the prior fiscal year. For the last five fiscal years, the “recovery rate” was as follows:

Fiscal Year	Recovery Rate
2014	19.98%
2013	18.36%
2012	18.99%
2011	20.70%
2010	24.71%

In addition, OSFA’s “trigger rate” represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year, less amounts remitted to the Secretary for defaulted loans that are rehabilitated relative to OSFA’s existing portfolio of loans in repayment at the end of the prior fiscal year. For the last five fiscal years, the “trigger rate” was as follows:

Fiscal Year	Trigger Rate
2014	2.74%
2013	4.48%
2012	4.24%
2011	4.50%
2010	4.43%

OSFA is located in Tallahassee, Florida.  OSFA will provide a copy of its most recent financial statement upon receipt of a written request directed to Levis Hughes, Chief at 325 W. Gaines St, Suite 1314, Tallahassee, FL  32399.